SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

|X|  Preliminary Information Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|  Definitive Information Statement

                            ENTERTAINMENT IS US, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     |_|  Fee paid previously with preliminary materials:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

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
           PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED MAY 23, 2006

                            Entertainment Is Us, Inc.
           One Magnificent Mile, 980 North Michigan Avenue, Suite 1400
                                Chicago, IL 60611
                                 (312) 988-4808

                                  May __, 2006

To the Stockholders of Entertainment Is Us, Inc.:

     The accompanying Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (the "Common Stock"), of Entertainment Is Us, Inc., a Delaware corporation (the "Company," "we" or "us"). The purpose of the accompanying Information Statement is to notify our stockholders that on May 17, 2006, Tralar Limited, a stockholder holding
68,871,600 shares of Common Stock, representing approximately 61.8% of the shares of Common Stock outstanding as of May 17, 2006, delivered a written consent adopting a resolution to remove Gary Stewart from his position on our Board of Directors. Tralar is a British Virgin Islands corporation controlled by Kyoko Kanayama, the wife of Noriyuki Kanayama, our Chief Executive Officer and a member of our Board of Directors. This resolution will be effective as of June
__, 2006, the 20th day after this Information Statement is sent to our stockholders.

     On April 12, 2006, Noriyuki Kanayama sent a letter to Gary Stewart demanding that he resign as a director and the Chief Financial Officer of the Company. To date, Gary Stewart has not resigned, and as a result Tralar has delivered its written consent to remove Gary Stewart from our Board of Directors. Immediately following Gary Stewart's removal as a director, it is expected that our Board of Directors will remove Gary Stewart as the Company's Chief Financial Officer.

     The federal securities laws require that we send you, at least 20 calendar days prior to the earliest date on which the actions specified in Tralar's written consent may be taken, an information statement containing the information specified in Rule 14c-101 under the Securities Exchange Act of 1934. Tralar's ownership of our Common Stock entitles it to remove Gary Stewart from our Board of Directors without the vote, approval or consent of any other stockholder. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                         Noriyuki Kanayama,
                                         Chief Executive Officer and Director

     The accompanying Information Statement is for information purposes only and explains Tralar's action by written consent. Please read the accompanying Information Statement carefully.


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

           PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED MAY 23, 2006

                            Entertainment Is Us, Inc.
           One Magnificent Mile, 980 North Michigan Avenue, Suite 1400
                                Chicago, IL 60611
                                 (312) 988-4808

                              Information Statement

                                  May __, 2006

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     We are sending you this Information Statement to inform you of the adoption as of May 17, 2006, by Tralar Limited of a resolution by written consent to remove Gary Stewart from his position on our Board of Directors. This resolution will be effective as of June __, 2006, the 20th day after this Information Statement is sent to our stockholders. Our Board of Directors is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from stockholders. This Information Statement is being mailed on or about June __, 2006 to our stockholders of record on June __, 2006.

     We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the Delaware General Corporation Law. No additional action will be undertaken by us with respect to the receipt of the written consent, and our stockholders are not entitled to any dissenters' rights under the Delaware General Corporation Law as a result of the adoption of this resolution.

                               GENERAL INFORMATION

Written Consent Delivered by Tralar

     On May 17, 2006, Tralar Limited, a stockholder holding 68,871,600 shares of Common Stock, representing approximately 61.8% of the shares of Common Stock outstanding as of May 17, 2006, delivered a written consent adopting a resolution to remove Gary Stewart from his position on our Board of Directors. Tralar is a British Virgin Islands corporation controlled by Kyoko Kanayama, the wife of Noriyuki Kanayama, our Chief Executive Officer and a member of our Board of Directors. A copy of Tralar's written consent is attached as Annex A to this Information Statement.

     On April 12, 2006, Noriyuki Kanayama sent a letter to Gary Stewart demanding that he resign as a director and the Chief Financial Officer of the Company. To date, Gary Stewart has not resigned, and as a result Tralar has delivered its written consent to remove Gary Stewart from our Board of Directors. Immediately following Gary Stewart's removal as a director, it is expected that our Board of Directors will remove Gary Stewart as the Company's Chief Financial Officer.

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

Vote Required; Manner of Approval

     Under the Delaware General Corporation Law, a director may be removed from our Board of Directors, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. The Delaware General Corporation Law also provides that, unless our certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. As a result, the removal of a director from our Board of Directors may be effected by a written consent or consents executed by the holders of a majority of the outstanding shares of Common Stock. Since Tralar Limited holds approximately 61.8% of the outstanding shares of Common Stock, the written consent it delivered on May 17, 2006 is sufficient to remove Gary Stewart from our Board of Directors and no further vote, approval or consent of stockholders in required to approve this action.

     Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, the action taken by Tralar Limited to remove Gary Stewart from our Board of Directors cannot take effect until 20 days after this Information Statement is sent to our stockholders. As a result, the removal will be effective as of June __, 2006.

                             OUR BOARD OF DIRECTORS

     Tralar's action by written consent removes Gary Stewart from our Board of Directors as of the date of its effectiveness, which will be June __, 2006.
Following the removal of Gary Stewart, Noriyuki Kanayama will be the sole director of the Company. Additional information regarding Gary Stewart and Noriyuki Kanayama follows.

Director Being Removed

     Gary Stewart has served as Chief Financial Officer and a director of the Company since October 2005. Mr. Stewart has been a solicitor of the Supreme Court of New South Wales, Australia since 1985. Since 2001, Mr. Stewart has been the owner and operator of Chinatown Cellar, a liquor store and Finders Wines, a distribution company, and since 2004, he has been the owner and operator of the Iron Duke Hotel, a hotel and gaming venue.

Director Not Being Removed

     Noriyuki Kanayama has served as Chief Executive Officer and a director of the Company since January 2006. Mr. Kanayama joined Sunkyo Corporation, a wholly owned subsidiary of the Company in 1993 and has served as the Chief Executive Officer of Sunkyo Corporation since 1996.

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




                               SECURITY OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of May 17, 2006 by (1) each director and executive officer of the Company, (2) all directors and executive officers as a group, and (3) each person or other entity known by the Company to beneficially own more than 5% of the outstanding Common Stock.

     The following table is based on information from filings by the applicable stockholders with the Securities and Exchange Commission ("SEC"). The Company has determined beneficial ownership in accordance with the rules of the SEC. The table lists applicable percentage ownership based on 111,361,719 shares that the Company's transfer agent has reported as outstanding as of May 17, 2006.


                                      Shares of Common     Percent of Common
                                    Stock Beneficially     Stock Beneficially
        Name                              Owned                 Owned
        ----                        ------------------     ------------------
   5% Beneficial Owner:
   --------------------------------------------------------------------------
   Kyoko Kanayama (1) ...............       68,871,600                  61.8%

   Directors and Executive Officers:
   --------------------------------------------------------------------------
   Noriyuki Kanayama (2).............               --                     --
   Gary Stewart......................               --                     --
   --------------------------------------------------------------------------

     (1) Kyoko Kanayama filed a Schedule 13D with the SEC on May 16, 2006, reporting that as of such date Ms. Kanayama was the beneficial owner of 68,871,600 shares of Common Stock, with sole voting and investment power over all of such shares. The shares are held through Tralar Limited, a British Virgin Islands corporation controlled by Ms. Kanayama through a nominee holder. Ms. Kanayama's address is 6-15 Otowa-Cho, Aoi-Ku, Shizouka City, Shizouka 420-0834 Japan.

     (2) Does not include the shares of Common Stock beneficially owned by Kyoko Kanayama, the wife of Noriyuki Kanayama. Mr. Kanayama does not have voting or investment power over the shares of Common Stock beneficially owned by Ms. Kanayama.

     This Information Statement is for information purposes only. As the written consent of Tralar Limited satisfies the stockholder voting requirement of the Delaware General Corporation Law, we are not asking you for a proxy and you are not requested to send us one.


                            ENTERTAINMENT IS US, INC.


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

                                                                         Annex A

                        RECORD OF ACTION TAKEN BY CONSENT
                             OF THE STOCKHOLDERS OF
                            ENTERTAINMENT IS US, INC.



     The undersigned, a stockholder of ENTERTAINMENT IS US, INC., a Delaware corporation (the "Corporation"), who holds a majority of the outstanding shares of the Corporation's common stock, consents to the adoption of the following resolutions adopted by action taken without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware:

                                   RESOLUTIONS

   1. As of the Effective Date (as defined below), Gary Stewart shall be removed as a member of the Board of Directors of the Corporation.

   2. The Chief Executive Officer of the Corporation is hereby instructed to cause an information statement to be prepared in accordance with Regulation 14C promulgated by the Securities and Exchange Commission (the "SEC") with respect to the actions taken in the foregoing resolution and to file a Preliminary
Schedule 14C with the SEC as soon as practicable after the date of these resolutions, and in any event not later than May 24, 2006, and (unless the Corporation receives notice that the Preliminary Schedule 14C will be subject to review by the SEC) to cause a Definitive Schedule 14C to be filed with the SEC and the information statement to be mailed to the Corporation's stockholders in accordance with the rules of the SEC on the first business day that is at least 10 days after the filing of the Preliminary Schedule 14C, and in any event not later than June 5, 2006 (the "Mailing Date"). The foregoing resolution shall become effective on the date (the "Effective Date") that is the earlier of (a) 20 days after the Mailing Date or (b) June 26, 2006.

     Dated this 17th day of May, 2006.

                                  STOCKHOLDER:

                                 TRALAR LIMITED

                                 BY: /s/ Lisa Jill Mutter
                                    ---------------------
                                 Lisa Jill Mutter, Director
                                 Number of shares held:  68,871,600





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